EXHIBIT C



                  Pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth herein below.


*
Wesley W. Lang, Jr.



s/Peter Pfister
Peter Pfister


WPG CORPORATE DEVELOPMENT ASSOCIATES II, L.P. LIQUIDATING TRUST

By:      WEISS, PECK & GREER, L.L.C.
         its sole trustee


         By:s/Philip Greer




WEISS, PECK & GREER VENTURE ASSOCIATES, L.P. LIQUIDATING TRUST

By:      WEISS, PECK & GREER, L.L.C.
         its sole trustee


         By:s/Philip Greer





WPG CORPORATE DEVELOPMENT ASSOCIATES III, L.P.

By:      WPG CDA III, L.P.
         its sole general partner


         By:*
            Wesley W. Lang, Jr.


WPG CDA III, L.P.


         By:*
            Wesley W. Lang, Jr.


WPG CORPORATE DEVELOPMENT ASSOCIATES III (OVERSEAS), LTD.


By:s/ Robin Jarvis




WEISS, PECK & GREER, L.L.C.


By:s/Philip Greer


*By:s/Robin Shanus
    Robin B. Shanus
    Attorney-in-Fact